Exhibit 99.1

SPARK NETWORKS® REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

LOS ANGELES, Calif., August 10, 2016 -- Spark Networks, Inc. (NYSE MKT: LOV)

Quarterly Highlights

•	Spark Networks enters into transformative agreement with PEAK6 Investments, L.P. (PEAK6)

•	Company achieves positive Net Income of $329 thousand, a 4% margin[1]

•	Adjusted EBITDA increases to $1.4 million, a 16% margin

•	Total Contribution grew to $7.6 million

•	Christian Networks achieves +80% Contribution Margin

•	JSwipe current paid subscribers now represent 3% of total Jewish Networks subscribers with ARPU in-line with total Jewish Networks

Spark Networks, Inc. (NYSE MKT: LOV), today reported financial results for the second quarter ended June 30, 2016.

Board Member John H. Lewis commented, "Spark Networks has industry-leading brands in the Jewish and Christian communities.  The Board continues to see significant potential in expanding these brands to serve much larger audiences. PEAK6 is bringing a comprehensive and transformative package to Spark Networks that includes access to significant operational resources and a new leadership team with an outstanding track record of success with both large, established brands like Microsoft, Orbitz, and FTD.com, and smaller entrepreneurial success stories like OptionsHouse.  The transaction also brings additional strength to Spark’s balance sheet.”

The highlights of the PEAK6 agreement:

•	PEAK6 purchased 5.0 million shares at $1.55 per share, resulting in $7.8 million of cash proceeds
•	PEAK6 now owns approximately 16% of Spark’s outstanding shares
•	Pro Forma for the agreement, Spark’s Q2 2016 net cash position increases from $3.1 million to $10.9 million
•	Spark issues PEAK6 warrants to purchase 7.5 million shares with an exercise price of $1.74 per share. These warrants vest as to 50% of the shares when the share price reaches $2.50 per share and the remaining 50% of the shares vest when the share price reaches $3.50 per share
•	PEAK6 executive Danny Rosenthal to become Chief Executive Officer and will join the Board of Directors
•	PEAK6 Chief Architect David Budworth to become Chief Technology Officer
•	PEAK6 Chief Marketing Officer Lisa McLafferty to become Chief Revenue Officer
•	PEAK6 President Brad Goldberg to join the Board of Directors

Spark Networks Chairman Michael McConnell stated, "The board greatly appreciates Michael Egan's efforts over the last 18 months to stabilize the core subscriber base at a profitable level while substantially enhancing the brands in communities that Spark serves.  PEAK6 is bringing significant talent, resources and capital to Spark as we continue to work to drive shareholder value. I want to specifically recognize fellow Board member John Lewis for his origination and leadership in driving this transaction."

Incoming Spark CEO Danny Rosenthal added, “I’m excited to step into this leadership role.  Spark has tremendous brands, and with a deeper focus on the customer experience and our technology platform, we see a tremendous opportunity for the business to grow.”

Summary Quarterly Metrics

	Q2 2016	Q1 2016	Q2 2015
Revenue	$9.1 Million	$9.9 Million	$12.3 Million
Contribution[2]	$7.6 Million	$4.8 Million	$6.9 Million
Net Income (Loss)[1]	$329 Thousand	$(3.4) Million	$(95) Thousand
Adjusted EBITDA[3]	$1.4 Million	$(2.3) Million	$621 Thousand
Cash Balance	$3.1 Million	$4.1 Million	$14.6 Million
Period Ending Subs[4]	183,678	198,238	196,819
Avg. Paying Subs[4]	189,938	199,451	203,895
ARPU	$15.70	$16.12	$19.43

Second Quarter 2016 Financial Results

Revenue:  For the second quarter of 2016, total revenue was $9.1 million, a decrease of 26% compared to the year ago period, and an 8% decrease from the prior quarter.  The year over year decrease was primarily driven by a decrease in average paying subscribers as well as a decrease in our Q2 2016 ARPU.  The sequential decrease was driven primarily by a decrease in average paying subscribers. The decrease in average paying subscribers was the result of seasonality and our decision to reduce our paid marketing efforts.

Contribution:  For the second quarter of 2016, contribution was $7.6 million, an increase of 10% compared to the year ago period, and a 58% increase from the prior quarter. Our contribution margin increased to 84% from 49% in the previous quarter and 57% in the year ago period. The sequential increase in contribution was driven by the significant reduction in television spend on Christian Mingle in the second quarter of 2016.

Net Income:  For the second quarter of 2016, Net Income was $329,000, an increase of $424,000 versus the year ago period and a $3.7 million increase from the prior quarter. During Q2 2016, the Company released a prior-period tax reserve after agreeing to settlement terms in a state tax matter, resulting in $719,000 of non-cash tax benefit in the period.

Adjusted EBITDA:  For the second quarter of 2016, Adjusted EBITDA was $1.4 million, an increase of $821,000 versus the year ago period and a $3.7 million increase from the prior quarter.  Excluding the operating impact of Smooch Labs, Adjusted EBITDA for the second quarter was $1.7 million.  Current period Adjusted EBITDA does not include $367,000 of severance expense related to the workforce reduction initiative during the period.

Liquidity:  For the second quarter of 2016, the Company ended with $3.1 million in cash and cash equivalents, compared to $4.1 million at the end of the prior quarter. As of June 30, 2016, the Company had no outstanding debt.

SPARK NETWORKS, INC.

SEGMENT5 RESULTS FROM OPERATIONS
(in thousands except subscriber and ARPU information)

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 '16 v. Q2 '15	Q2 '16 v. Q1 '16

Revenue
Jewish Networks	$3,628	$3,994	$4,299	$4,613	$4,846	-25.1%	-9.2%
Christian Networks	5,044	5,405	5,940	6,581	6,921	-27.1%	-6.7%
Other Networks	413	438	446	466	470	-12.1%	-5.8%
Offline & Other Businesses	13	21	20	22	25	-49.2%	-38.3%
Total Revenue	$9,098	$9,859	$10,705	$11,682	$12,262	-25.8%	-7.7%

Direct Mktg. Exp.
Jewish Networks	$372	$497	$648	$619	$745	-50.0%	-25.1%
Christian Networks	1,001	4,420	3,111	3,664	4,450	-77.5%	-77.4%
Other Networks	105	120	129	141	133	-21.1%	-12.7%
Total Direct Mktg. Exp.	$1,478	$5,038	$3,888	$4,424	$5,328	-72.3%	-70.7%

Contribution
Jewish Networks	$3,256	$3,497	$3,652	$3,994	$4,101	-20.6%	-6.9%
Christian Networks	4,043	985	2,829	2,917	2,471	63.6%	310.4%
Other Networks	308	318	316	325	337	-8.5%	-3.1%
Offline & Other Businesses	13	20	20	22	25	-49.2%	-37.9%
Total Contribution	$7,620	$4,821	$6,817	$7,258	$6,934	9.9%	58.1%

Period Ending Subs
Jewish Networks	59,868	63,982	65,004	64,144	62,991	-5.0%	-6.4%
Christian Networks	112,895	122,935	123,800	122,068	121,561	-7.1%	-8.2%
Other Networks	10,915	11,321	11,219	11,620	12,267	-11.0%	-3.6%
Total Period Ending Subs.	183,678	198,238	200,023	197,832	196,819	-6.7%	-7.3%

Average Paying Subs.
Jewish Networks	61,732	63,930	64,627	63,538	65,087	-5.2%	-3.4%
Christian Networks	117,024	124,180	123,888	121,597	126,214	-7.3%	-5.8%
Other Networks	11,182	11,341	11,266	11,974	12,594	-11.2%	-1.4%
Total Avg. Paying Subs.	189,938	199,451	199,781	197,109	203,895	-6.8%	-4.8%

ARPU
Jewish Networks	$19.33	$20.46	$21.82	$23.80	$24.46	-21.0%	-5.6%
Christian Networks	14.09	14.17	15.25	17.19	17.57	-19.8%	-0.6%
Other Networks	12.15	12.52	12.72	12.58	12.08	0.6%	-2.9%
Total ARPU[6]	$15.70	$16.12	$17.26	$19.04	$19.43	-19.2%	-2.6%

Distribution of New Subscription Purchases7

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015

Jewish Networks
1 month plans	28.2%	26.4%	32.8%	35.6%	45.4%
3 month plans	19.2%	17.0%	19.8%	19.9%	21.8%
6 month plans	52.6%	56.6%	47.3%	44.5%	32.8%
	100.0%	100.0%	100.0%	100.0%	100.0%

Christian Networks
1 month plans	39.2%	32.9%	38.5%	39.6%	54.4%
3 month plans	25.7%	20.5%	21.6%	18.4%	19.4%
6 month plans	35.1%	46.7%	39.9%	42.0%	26.2%
	100.0%	100.0%	100.0%	100.0%	100.0%

Other Networks
1 month plans	52.2%	55.8%	59.9%	62.0%	58.3%
3 month plans	10.8%	11.6%	10.6%	11.4%	11.9%
6 month plans	37.1%	32.6%	29.6%	26.6%	29.8%
	100.0%	100.0%	100.0%	100.0%	100.0%

Composition of Average Paying Subscriber Base8

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015

Jewish Networks
First Time Subscribers	24.6%	24.7%	23.1%	21.7%	21.5%
Winback Subscribers	34.0%	32.5%	32.0%	30.5%	29.1%
Renewal Subscribers	41.4%	42.8%	44.9%	47.8%	49.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Christian Networks
First Time Subscribers	42.0%	43.1%	41.3%	39.1%	38.3%
Winback Subscribers	26.0%	24.6%	23.7%	23.3%	22.6%
Renewal Subscribers	32.0%	32.3%	35.0%	37.6%	39.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Other Networks
First Time Subscribers	33.0%	31.9%	30.0%	31.2%	33.2%
Winback Subscribers	22.4%	21.7%	21.0%	22.0%	21.9%
Renewal Subscribers	44.6%	46.4%	49.1%	46.8%	44.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Toll-Free (United States):    1-877-705-6003

International:                      1-201-493-6725

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company’s website at www.spark.net or by clicking http://investor.spark.net.

A replay will begin approximately three hours after completion of the call and run until August 24, 2016.

Replay

Toll-Free (United States):1-877-870-5176

International:1-858-384-5517
Passcode:13639962

Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the company’s ability to expand its existing brands and management’s expectations following its transaction with PEAK6, including expectations with respect to the company’s new leadership team. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements.  Written words, such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future.  There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to, our ability to: successfully implement our strategy to stabilize our subscriber base and grow; avoid significant subscriber declines; attract and retain members; convert members into paying subscribers and retain our paying subscribers; retain and enhance the new marketing team; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes, including making the technology stack more nimble; drive use of newly-updated mobile applications; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; estimate on-going general and administrative costs, and obtain financing on acceptable terms. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's filings with the Securities and Exchange Commission (“SEC”), and in the Company's other current and periodic reports filed or furnished from time to time with the SEC.  All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), JSwipe (www.jswipeapp.com), CROSSPATHS (www.crosspathsapp.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

For More Information

Investors:

Robert O’Hare

rohare@spark.net

1 Q2 2016 Net Income includes $719,000 of non-cash tax benefit in the period resulting from the release of a prior-period tax reserve relating to the settlement of a state tax matter.

2 “Contribution” is defined as revenue, net of credits and credit card chargebacks, less direct marketing.

3 The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This non-GAAP measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP. A reconciliation of the Adjusted EBITDA for the three and six months ended June 30, 2016 can be found in the table below.

“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for an inter-company loan and non-recurring significant executive and non-executive severance, and acquisition costs.

4 "Paying Subscribers" are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to our members. Period ending subscribers for each quarter represent the paying subscriber count as of the last day of the period. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period. The calculation excludes results from the Company’s HurryDate business due to its relative size.

5 In accordance with Segment Reporting guidance, the Company’s financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of JDate, JDate.co.il, JDate.fr, JDate.co.uk, Cupid.co.il, and JSwipe. The Christian Networks segment consists of ChristianMingle, CrossPaths, ChristianMingle.co.uk, ChristianMingle.com.au, Believe.com, ChristianCards.net, ChristianDating.com, DailyBibleVerse.com and Faith.com. The Other Networks segment consists of Spark.com and related other general market websites as well as other properties which are primarily composed of sites targeted towards various religious, ethnic, geographic and special interest groups. The Offline & Other Businesses segment consists of revenue generated from offline activities and HurryDate events and subscriptions.

6 ARPU is defined as average revenue per user per month. Total ARPU excludes results from the Company’s HurryDate business due to its relative size.

7 One month plans may also include a small amount of two month plans.  Three month plans may include a small amount of four month plans.  Six month plans may include a small amount of twelve month plans.

8 Represents the composition of average paying subscribers in the period.  First Time Subscribers are defined as those subscribers that have never purchased a subscription from the Company for that reporting segment. Winback Subscribers are defined as those individuals who have purchased a subscription from the Company for that reporting segment, allowed their subscription to lapse, and subsequently purchased a subscription from the Company for that reporting segment.  Renewal Subscribers are defined as those subscribers that have auto-renewed a subscription from the Company for that reporting segment.  Figures exclude results from JSwipe and CrossPaths.

SPARK NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$3,130	$6,565
Restricted cash	616	747
Accounts receivable (net of allowance for doubtful accounts of $101 and $99 at June 30, 2016, and December 31, 2015, respectively)	371	790
Prepaid expenses and other	540	1,341
Total current assets	4,657	9,443
Property and equipment, net	5,640	5,584
Goodwill	14,538	14,450
Intangible assets, net	3,296	3,451
Deposits and other assets	153	148
Total assets	$28,284	$33,076
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	1,185	1,749
Accrued liabilities	2,835	3,854
Deferred revenue	5,208	5,834
Total current liabilities	9,228	11,437
Deferred tax liability - non-current	2,137	2,136
Other liabilities	391	537
Total liabilities	11,756	14,110
Commitments and Contingencies
Stockholders' equity:
10,000,000 shares of Preferred Stock authorized, $0.001 par value, 450,000 of which are designated as Series C Junior Participating Cumulative Preferred Stock, with no shares of Preferred Stock issued or outstanding	-	-
100,000,000 shares of Common Stock authorized, $0.001 par value, with 25,944,509 and 25,845,879 shares of Common Stock issued and outstanding at June 30, 2016 and December 31, 2015:	29	27
Additional paid-in-capital	77,854	77,188
Accumulated other comprehensive income	714	739
Accumulated deficit	(62,069)	(58,988)
Total stockholders' equity	16,528	18,966
Total liabilities and stockholders' equity	$28,284	$33,076

SPARK NETWORKS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$9,098	$12,262	$18,957	$25,748
Cost and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	2,653	6,368	8,882	13,465
Sales and marketing	1,380	996	2,832	1,751
Customer service	840	721	1,833	1,470
Technical operations	305	214	602	426
Development	1,180	1,008	2,210	1,925
General and administrative	2,004	2,533	4,515	4,771
Depreciation	746	532	1,458	1,045
Amortization of intangible assets	78	10	156	20
Impairment of long-lived assets	52	37	91	106
Total cost and expenses	9,238	12,419	22,579	24,979
Operating income (loss)	(140)	(157)	(3,622)	769
Interest (income) expense and other, net	114	(230)	(27)	(112)
Income (loss) before provision for income taxes	(254)	73	(3,595)	881
Income tax (benefit) provision	(583)	168	(516)	253
Net income (loss)	329	(95)	(3,079)	628
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(4)	(7)	(25)	(5)
Comprehensive income (loss)	$325	$(102)	$(3,104)	$623

Net earnings (loss) per share - basic and diluted	$0.01	$(0.00)	$(0.12)	$0.03
Weighted average shares outstanding - basic	25,908	25,100	25,885	24,878
Weighted average shares outstanding - diluted	25,975	25,100	25,885	25,100

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Stock-based compensation
Sales and marketing	$67	$10	$95	$8
Customer service	4	-	4	-
Technical operations	24	-	44	-
Development	7	3	12	3
General and administrative	242	242	511	326

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2016	2015	2016	2015
Net income (loss)	$329	$(95)	$(3,079)	$628
Interest expense	19	8	33	20
(Benefit) provision for income taxes	(583)	112	(516)	197
Depreciation	746	532	1,458	1,045
Impairment of long lived assets	52	37	91	106
Amortization of intangible assets	78	10	156	20
Non-cash currency translation adjustments	90	(238)	(64)	(136)
Stock-based compensation	344	255	666	337
Non-recurring acquisition costs and severance	367	-	431	161
Adjusted EBITDA	$1,442	$621	$(824)	$2,378